UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

Applied BioSciences Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

81-1699502

(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2019, the board of directors of Applied BioSciences Corp., a Nevada corporation (the “Company”), announced that it had appointed Raymond Urbanski, M.D., Ph.D. age 59, as Chief Executive Officer and a director of the Company. The board of directors of the Company is now comprised of four persons: Chris Bridges, John Brady, Scott Stevens and Raymond Urbanski.

Prior to joining us, Dr. Urbanski served as Chief Executive Officer of GT BioPharma, Inc. (OTCQB: GTBP), from July 3, 2018 until March 15, 2019; and also served as President from May 9, 2018 until March 15, 2019, and Chief Medical Officer from September 1, 2017 until March 15, 2019. He also was the Chief Medical Officer for MannKind Corporation (NASDAQ:MNKD) from August 2015 to September 2017. He was the Chief Medical Officer for Mylan Inc. (NASDAQ:MYL) from August 2012 to September 2014. Dr. Urbanski spent eight years with Pfizer Inc. (NYSE:PFE), or Pfizer, and held several positions with Pfizer, including Vice President and Chief Medical Officer of the Established Products Business Unit, Senior Medical Director of Oncology Clinical R&D, Senior Medical Director of Breast Cancer Products and Medical Director of Diversified Products. He brings extensive experience in developing and overseeing clinical studies, including Phase 3b and Phase 4 studies (including line extensions) for sunitinib (Sutent), exemestane (Aromasin), irinotecan (Camptosar), epirubicin (Ellence), axitinib, IGF1R inhibitor, and tremilimumab. In addition to his role with Pfizer, Dr. Urbanski has also served as chief medical officer of Metabolex Inc. from October 2011 to June 2012, and senior director of U.S. Medical Affairs for Aventis (NYSE:SNY).

In connection with Mr. Urbanski’s appointment as Chief Executive Officer and a director of the Company, on May 17, 2019, the board of directors approved an Executive Employment Agreement (the “Employment Agreement”), dated May 1, 2019, by and between the Company and Dr. Urbanski. Under the terms of this agreement, the Company agreed to pay Dr. Urbanski and annual base salary of $275,000.

The Employment Agreement also provide that the Company shall grant Dr. Urbanski a non-qualified stock option (the “First Option”) to purchase an aggregate of 1,000,000 shares of the Company’s common stock, at an exercise price equal to the “fair market value of the shares at the start of trading” on the date of the Agreement, which is May 1, 2019. The opening price per share of the Company’s common stock on the OTCQB on May 1, 2019 was $1.23 per share. One-third (1/3) of the Option vests on each of the following dates: (i) May 31, 2019, (ii) April 1, 2020, and (iii) April 1, 2021.

The Employment Agreement also provides that the Company shall grant Dr. Urbanski a non-qualified stock option (the “Second Option”) an additional 3% of “the Company’s fully diluted common stock,” at an exercise price equal to the “fair market value of the shares at the start of trading” on the date of the Agreement, which is May 1, 2019. The opening price per share of the Company’s common stock on the OTCQB on May 1, 2019 was $1.23 per share. One-third (1/3) of the Option vests upon the occurrence of each of the following events: (i) the Company “raised a combined $3,000,000”, (ii) “opening of the first IND with the FDA, or equivalent ex-US”, and (iii) the “Company being listed on a National Exchange.”

The Employment Agreement also provides that the Company shall reimburse Dr. Urbanski “for travel, lodging, entertainment and meal expenses incurred in connection with the performance of services for the Company, including, but not limited to, traveling from his home to Company offices.”

The Company agreed to reimburse Dr. Urbanski $1,500 for his attorneys’ fees in preparing the Employment Agreement.

Mr. Urbanski also holds 25,000 shares of our common stock.

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Item 8.01 Other Events.

On May 17, 2019, the board of directors of the Company approved and adopted the terms and provisions of a 2019 Stock Option Plan (the “Plan”) for the Company. No stockholder approval has been obtained approving the Plan. An aggregate of 2,000,000 shares of the Company’s common stock are initially reserved for issuance upon exercise of nonqualified and/or incentive stock options which may be granted under Plan. No options have yet been issued under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

4.1	2019 Stock Option Plan
10.1	Employment Agreement by and between Applied BioSciences Corp. and the Company, dated May 1, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied BioSciences Corp.

Date: May 28, 2019	By:	/s/ Chris Bridges
	Name:	Chris Bridges
	Title:	President

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